Exhibit 99.1
News Release

Contact:	Terry Proveaux Director of Corporate Communications and Investor Relations 615.497.1705
RENAL CARE GROUP ANNOUNCES CLOSING OF TRANSACTION
WITH FRESENIUS MEDICAL CARE
Nashville, Tennessee, (March 31, 2006) — Renal Care Group, Inc. (NYSE:RCI) today announced that Fresenius Medical Care AG & Co. KGaA completed its acquisition of Renal Care Group effective March 31, 2006. Fresenius Medical Care AG & Co. KGaA (FWB: FME, FME3) (NYSE: FMS, FMS-p) is the world’s largest provider of dialysis products and services. Under the terms of the merger agreement for the transaction, shareholders of Renal Care Group will receive $48.00 per common share. Shareholders will receive instructions for surrendering their shares and receiving payment in the next several days.
     Renal Care Group, Inc. is a specialized dialysis services company that provides care to patients with kidney disease. The Company serves over 32,500 patients at more than 450 outpatient dialysis facilities in addition to providing acute dialysis services at more than 200 hospitals. Over 9,400 associates provide services across the Company’s 34-state network. More information about Renal Care Group, Inc. can be found at www.renalcaregroup.com.
     Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are usually preceded by words like expect, plan, work, intend, believe, will and the like, include statements that necessarily depend on future events. These forward-looking statements reflect management’s expectations and are based upon currently available information. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Renal Care Group to differ materially from those expressed in or implied by the forward-looking statements. These and other factors affecting the Company are discussed in more detail in Renal Care Group’s reports filed with the Securities and Exchange Commission, including without limitation Renal Care Group’s annual report on Form 10-K for the year ended December 31, 2005, and any quarterly reports on Form 10-Q filed after that annual report. You may obtain copies of these filings from Renal Care Group upon request.
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